Exhibit 10.3

Execution Copy

AMENDMENT NO. 3 TO LICENSE AGREEMENT

This Amendment No. 3 to License Agreement (this “Amendment”) is entered into as of August 12, 2019 and is effective as of June 28, 2019 (the “Amendment Date”), by and between Medgenics Medical Israel Ltd. (“Licensee”), a company organized under the laws of the State of Israel and wholly owned subsidiary of Aevi Genomic Medicine, Inc., a Delaware corporation (“Aevi”), and The Children’s Hospital of Philadelphia, a non-profit entity organized and existing under the laws of Pennsylvania (“CHOP”). CHOP and Licensee are sometimes referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

Whereas, CHOP and Licensee are parties to that certain License Agreement dated November 12, 2014, as amended by Amendment No. 1 to License Agreement effective on February 14, 2017 and Amendment No. 2 to the License Agreement effective as of March 29, 2019 (the “License Agreement”);

Whereas, Aevi issued CHOP a Secured Convertible Promissory Note on March 29, 2019 (the “Note”) wherein the principal amount of $3,166,666.64 is due and payable by Aevi to CHOP on September 30, 2019; and

Whereas, Licensee and CHOP now desire to amend the terms of the Extension Option (as defined in the License Agreement).

Now, Therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1.	Amendment to Section 1 of Amendment No. 1 to License Agreement effective on February 14, 2017 (Options to Extend Exclusivity Period)

Effective as of the Amendment Date, paragraph 1 of Amendment No. 1 to License Agreement effective on February 14, 2017 is hereby amended and restated to read in its entirety as follows:

“1. Options to Extend Exclusivity Period. CHOP hereby grants to Licensee the right to extend the period of time during which (a) Licensee has the right to match proposals by commercial entities for sponsored research using the Rare and Orphan Protocol Materials in the Licensed Field undder Section 5.2 of the Agreement and (b) Licensee has exclusive rights to use the Rare and Orphan Protocol Materials in the Licensed Field pursuant to clause (i) of Section 3.1 of the Agreement and Section 10.3.1 of the Agreement until the expiration of the term of the Sponsored Research Agreement (each, an “Extension Option”). Each Extension Option is exercisable by Licensee (1) notifying CHOP in writing of its exercise of such Extension Option at the same time as Licensee exercises its option to extend the term of the Sponsored Research Agreement pursuant to Section 3.1 of the Sponsored Research Agreement and (2) paying CHOP One Hundred Twenty-Five Thousand Dollars ($125,000) no later than the day that Licensee exercises its option to extend the term of the Sponsored Research Agreement pursuant to Section 3.1 of the Sponsored Research Agreement; provided, however, that the fee for exercise of the Extension Option by June 30, 2017 is One Hundred Ninety-Seven Thousand Six Hundred Three Dollars ($197,603). Licensee may only exercise its Extension Option in 2019 if (i) Licensee provides the applicable notice to CHOP and (ii) Aevi pays to CHOP the principal amount of the Note in full, in each case on or prior to September 30, 2019. The Parties expressly agree that the payments due in connection with exercise of the Extension Options are in respect of the rights referred to in clauses (a) and (b) above and not in respect of any of the Licensed Patent Rights.

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2.	Single Instrument.

This Amendment and the License Agreement, as amended and modified by this Amendment, shall constitute and shall be construed as a single instrument. The provisions of the License Agreement, as amended and modified by the provisions of this Amendment, are incorporated herein by this reference and are hereby ratified and reaffirmed.

3.	Counterparts.

This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Amendment may be executed by electronic, facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

Signature Page to Follow

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In Witness Whereof, the parties have executed and delivered this Amendment as of the Amendment Date.

THE CHILDREN’S HOSPITAL OF PHILADELPHIA By: /s/ Thomas Todorow Name: Thomas Todorow Title: EVP and Chief Financial Officer	MEDGENICS MEDICAL ISRAEL, LTD. By: /s/ Michael F. Cola Name: Michael F. Cola Title: Chief Executive Officer and President__

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